UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 17, 2010

Ener1, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34050	59-2479377
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1540 Broadway, Suite 25C, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	212 920-3500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2010, Gerard A. Herlihy resigned as the Chief Financial Officer of Ener1, Inc. (the “Company”) and from his position as Vice President of Finance of the Company’s subsidiaries EnerDel, Inc. (“EnerDel”), EnerFuel, Inc. and NanoEner, Inc.  The Company and Mr. Herlihy entered into a Separation Agreement and General Release (the “Agreement”), dated September 17, 2010.  Pursuant to the Agreement, Mr. Herlihy will continue to be employed with the Company until December 31, 2010 (the “Termination Date”).  Mr. Herlihy will continue to receive his current annual base salary of $250,000 and will retain other benefits that he received from the Company prior to his resignation.  Subject to the terms of the Agreement, including a release by Mr. Herlihy of claims against the Company, the Agreement provides that:  (a) Mr. Herlihy will receive $125,000 on November 15, 2010, subject to Mr. Herlihy entering into a separate release agreement on the Termination Date; (b) the exercise period on all of Mr. Herlihy’s vested stock options as of the Termination Date shall be extended to December 31, 2012; and (c) Mr. Herlihy will receive payment for four weeks of accrued vacation at the rate of Mr. Herlihy’s current base salary.  Mr. Herlihy has the power to revoke the Agreement until September 24, 2010.  The above description of the Agreement is not complete and is qualified in its entirety by the full text of the Agreement attached hereto as Exhibit 10.1, which is hereby incorporated herein by reference.

On September 17, 2010, Jeffrey Seidel was appointed to the position of Chief Financial Officer of the Company and will no longer hold the position of Chief Strategy Officer. Mr. Seidel joined the Company in October 2008 as Vice President of Corporate Strategy and in January 2010 was promoted to Chief Strategy Officer.  Prior to joining the Company, Mr. Seidel spent 19 years with Credit Suisse, where he was global head of convertible research.  He had additional responsibilities for proprietary risk management of convertible bonds including growth companies from the alternative energy sector.  Mr. Seidel is 48 years old and has a Bachelor’s degree in Economics from Kenyon College and a Masters of Business Administration in Finance and International Business from New York University.

On September 17, 2010, Naoki Ota was appointed to the position of Chief Technology Officer of the Company and will no longer hold the position of Chief Operating Officer. Mr. Ota has been our Chief Operating Officer since November 2007.  Mr. Ota has been the President and Chief Operating Officer of our EnerDel subsidiary since July 2005.  He has over 18 years of management, technical, operations and marketing experience in lithium-ion battery production and related industries. From May 2004 to April 2005, Mr. Ota was senior manager of technology marketing for Hitachi Chemical Research Center, Inc. After 8 years of experience in the lithium-ion business in Japan from 1991 to 1999, he was with Quallion, LLC, a manufacturer of batteries for medical implants and aerospace applications. At Quallion, from November 1999 to March 2004, Mr. Ota held senior management positions in advanced material resources, application engineering and marketing and strategic planning.  He also has experience as a consultant for sourcing advanced materials for lithium batteries and other electrochemical devices. Mr. Ota is 44 years old and earned a Bachelor of Applied Chemistry degree from Osaka Prefacture University, Japan.

On September 17, 2010, Richard Stanley was appointed to the position of Chief Operating Officer of the Company.  Mr. Stanley has been the President of EnerDel since September 2009.  Mr. Stanley has 30 years global manufacturing and management experience and a record of creating new business lines. Previously, Mr. Stanley served as president of Remy, Inc., the largest division of Remy International, where he oversaw organic growth, new customer development and corporate acquisitions. At Remy, Mr. Stanley also gained experience in emerging markets and technologies working in the field of hybrid vehicle supply and has spent the past two years at ATC Technology Corporation, as president of their drivetrain division.  Prior to serving as president, Mr. Stanley was vice president and general manager of automotive systems at Remy International. Mr. Stanley is 54 years old and holds a B.S. in Mechanical Engineering from the Rose-Hulman Institute of Technology, and an M.S. in Manufacturing Management from Kettering University.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on September 21, 2010 entitled “Ener1 Adopts New Structure to Respond to Expanding Opportunities Across Diverse Business Lines.” The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 8.01 Other Events

On September 17, 2010, the Company and Open Joint Stock Company Mobile Gas Turbine Electric Powerplants (“MGTEP”), a Russian corporation, entered into a non-binding letter of intent to set forth the parties’ intention to continue and complete negotiations of a supply agreement.  The supply agreement is intended to govern the Company’s development and supply of lithium-ion energy grid storage products to MGTEP, along with other related services to be provided by the Company.  The supply agreement is in all respects subject to final business and legal negotiations, as well as approval from each of MGTEP and the Company’s board of directors.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Separation Agreement and General Release dated September 17, 2010.

Exhibit 99.1 Press release dated September 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

September 21, 2010	By:	/s/ Charles Gassenheimer
Name: Charles Gassenheimer
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Separation Agreement and General Release dated September 17, 2010.
99.1	Press Release dated September 20, 2010.